Exhibit 99.1

CareCloud Corporation

Financial Statements

Years Ended December 31, 2019 and 2018

CareCloud Corporation

2

Independent Auditor’s Report

To the Board of Directors of

CareCloud Corporation

We have audited the accompanying financial statements of CareCloud Corporation, which comprise the balance sheets as of December 31, 2019 and 2018, and the related statements of loss, common and preferred stock and stockholders’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CareCloud Corporation as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Subsequent Event

As discussed in Note 20 to the financial statements, on January 8, 2020 the Company entered into an Agreement and Plan of Merger with MTBC, Inc., MTBC Merger Sub, Inc. (“Merger Sub”) and Runway Growth Credit Fund, Inc., pursuant to which Merger Sub merged with and into CareCloud, with CareCloud surviving as a wholly owned subsidiary of the MTBC, Inc. Our opinion is not modified with respect to that matter.

/s/ Wojeski & Company CPAs, P.C.

Albany, New York

March 20, 2020

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CareCloud Corporation

Balance Sheets

CareCloud Corporation

As of December 31,	2019	2018

Assets
Current Assets
Cash and cash equivalents	$807,648	$8,793,805
Accounts receivable, net of allowance of $1,001,060 and $1,050,885 at December 31, 2019 and 2018, respectively	2,928,358	2,389,050
Contract asset	1,012,550	-
Prepaid expenses and other current assets	1,320,714	651,138

Total current assets	6,069,270	11,833,993

Long term prepaid expenses and other assets	539,560	122,800
Operating lease right-of-use assets	2,930,353	-
Property and equipment, net	374,333	533,413
Software development costs, net	7,471,617	6,518,012

Total assets	$17,385,133	$19,008,218

Liabilities, Preferred Stock and Stockholders’ Deficit

Current Liabilities
Accounts payable	$6,942,710	$3,549,215
Accrued expenses	2,387,786	2,170,209
Operating lease liability	749,378	-
Deferred revenue	269,250	879,674
Loans payable, net of debt discount	7,079,655	26,887,012

Total current liabilities	17,428,779	33,486,110

Long term liabilities
Deferred revenue	-	2,144,816
Loans payable, net of current portion and debt discount	24,707,691	31,100,944
Operating lease liability	2,084,599	-
Other liabilities	-	1,157,895

Total liabilities	$44,221,069	$67,889,765

The remainder of this page intentionally left blank.

4

CareCloud Corporation

Balance Sheets (continued)

As of December 31,	2019	2018

Commitments and Contingencies (Note 18)

Preferred stock

Series A convertible preferred stock $0.0001 par value; 12,371,467 shares authorized and 7,250,388 shares issued and outstanding at December 31, 2018	$-	$11,850,687

Series B convertible preferred stock $0.0001 par value; 10,048,655 shares authorized and 8,820,113 shares issued and outstanding at December 31, 2018	-	26,622,588

Series B-1 convertible preferred stock $0.0001 par value; 6,745,765 shares authorized and 3,976,719 shares issued and outstanding at December 31, 2018	-	12,390,747

Series C convertible preferred stock $0.0001 par value; 23,310,390 shares authorized and 19,503,114 shares issued and outstanding at December 31, 2018	-	23,095,903

Series C-NV Convertible preferred stock $0.0001 par value; 6,231,823 shares authorized and 4,176,448 shares issued and outstanding at December 31, 2018	-	5,026,355

Series A-1 convertible preferred stock $0.0001 par value; 40,081,778 shares authorized 3,552 shares issued and outstanding at December 31, 2019	38,195,817

Series A-1 NV convertible preferred stock $0.0001 par value; 2,048,148 shares authorized 205 shares issued and outstanding at December 31, 2019	491,340

Stockholders’ deficit
Common stock $0.0001 par value; 125,000,000 shares authorized, 25,881,447 shares issued and outstanding at December 31, 2018	-	2,801
Class A common stock $0.0001 par value; 60,000,000 shares authorized and 809,703 shares issued and outstanding at December 31, 2019	81	-
Class B common stock $0.0001 par value; 2,071,431 shares authorized and 23,283 shares issued and outstanding at December 31, 2019	2	-
Additional paid-in capital	105,338,982	26,308,282
Accumulated deficit	(170,862,158)	(154,178,910)

Total preferred stock and stockholders’ deficit	(26,835,936)	(48,881,547)

Total liabilities, preferred stock and stockholders’ deficit	$17,385,133	$19,008,218

See accompanying notes to financial statements.

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CareCloud Corporation

Statements of Loss

For the years ended December 31,	2019	2018

Net revenue
Subscription revenue	$31,886,432	$29,193,211
Professional services and other revenue	1,467,241	1,134,844

Total net revenue	33,353,673	30,328,055

Operating expenses
Cost of revenue	21,169,181	20,765,774
Research and development	13,733,126	12,493,847
Selling and marketing	6,781,504	9,894,397
General and administrative	6,500,680	6,043,289
Depreciation and amortization	3,208,197	2,950,905

Total operating expenses	51,392,688	52,148,212

Operating loss	(18,039,015)	(21,820,157)

Interest expense	(4,211,874)	(4,641,577)
Other income	557,801	216,211

Loss before income taxes	(21,693,088)	(26,245,523)
Income tax provision	(15,528)	(13,573)

Net loss	$(21,708,616)	$(26,259,096)

See accompanying notes to financial statements.

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CareCloud Corporation

Statements of Common and Preferred Stock and Stockholders’ Deficit

	Convertible Preferred Stock		Common Stock		Common Series A Stock		Common Series B Stock		Additional		Total
	Shares	Carrying Value	Shares	Carrying Value	Shares	Carrying Value	Shares	Carrying Value	Paid-In Capital	Accumulated Deficit	Stockholders’ Deficit
Balance, January 1, 2018	45,547,728	$82,274,568	23,334,948	$2,469	-	$-	-	$-	$22,767,732	$(127,919,814)	$(22,875,045)
Stock options exercised during the year ended December 31, 2018	-	-	86,057	86	-	-	-	-	17,736	-	17,822
Retirement of Series A convertible preferred stock	(8,467,530)	(13,840,093)	9,332,476	933	-	-	-	-	13,839,160	-	-
Retirement of Series B convertible preferred stock	(8,914,565)	(26,908,580)	11,719,112	1,172	-	-	-	-	26,907,408	-	-
Retirement of Series B-1 convertible preferred stock	(4,187,765)	(13,049,708)	13,673,932	1,367	-	-	-	-	13,048,341	-	-
Retirement of Series C convertible preferred stock	(19,801,420)	(23,449,832)	20,293,775	2,029	-	-	-	-	23,447,803	-	-
Retirement of Series C-NV convertible preferred stock	(4,176,448)	(5,026,355)	4,280,298	428	-	-	-	-	5,025,927	-	-
Reissuance of Series A convertible preferred stock	7,250,388	11,850,687	(7,991,012)	(799)	-	-	-	-	(11,849,888)	-	-
Reissuance of Series B convertible preferred stock	8,820,113	26,622,588	(11,594,946)	(1,159)	-	-	-	-	(26,621,429)	-	-
Reissuance of Series B-1 convertible preferred stock	3,976,719	12,390,748	(12,984,830)	(1,298)	-	-	-	-	(12,389,450)	-	-
Reissuance of Series C convertible preferred stock, net of offering costs	19,503,114	23,095,902	(19,988,065)	(1,999)	-	-	-	-	(23,093,903)	-	-
Reissuance of Series C-NV convertible preferred stock, net of offering costs	4,176,448	5,026,355	(4,280,298)	(428)	-	-	-	-	(5,025,927)	-	-
Stock-based compensation expense	-	-	-	-	-	-	-	-	234,772	-	234,772
Net loss	-	-	-	-	-	-	-	-	-	(26,259,096)	(26,259,096)

Balance, December 31, 2018 before adoption of ASC 606	43,726,782	$78,986,280	25,881,447	$2,801	-	$-	-	$-	$26,308,282	$(154,178,910)	$(48,881,547)
Cumulative effect of adopting ASC 606	-	-	-	-	-	-	-	-	-	5,025,368	5,025,368
Balance, January 1, 2019 after adoption of ASC 606	43,726,782	$78,986,280	25,881,447	$2,801	-	$-	-	$-	$26,308,282	$(149,153,542)	$(43,856,179)
Stock options exercised during the year ended December 31, 2019	-	-	-	-	4,733	-	-	-	41,702	-	41,702
Conversion of Series A convertible preferred stock	(7,250,388)	(11,850,687)	-	-	79,909	8	-	-	11,850,679	-	-
Conversion of Series B convertible preferred stock	(8,820,113)	(26,622,588)	-	-	115,945	12	-	-	26,622,576	-	-
Conversion of Series B-1 convertible preferred stock	(3,976,719)	(12,390,747)	-	-	129,845	13	-	-	12,390,734	-	-
Conversion of Series C convertible preferred stock	(19,503,114)	(23,095,903)	-	-	178,810	18	-	-	23,095,885	-	-
Conversion of Series C-NV convertible preferred stock	(4,176,448)	(5,026,355)	-	-	-	-	23,283	2	5,026,353	-	-
Conversion of common stock	-	-	(25,881,447)	(2,801)	300,461	30	-	-	2,771	-	-
Issuance of Series A-1 convertible preferred stock	3,552	38,195,817	-	-	-	-	-	-	-	-	38,195,817
Issuance of Series A-1 NV convertible preferred stock	205	491,340	-	-	-	-	-	-	-	-	491,340
Net loss	-	-	-	-	-	-	-	-	-	(21,708,616)	(21,708,616)

Balance, December 31, 2019	3,757	$38,687,157	-	$-	809,703	$81	23,283	$2	$105,338,982	$(170,862,158)	$(26,835,936)

See accompanying notes to financial statements.

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CareCloud Corporation

Statements of Cash Flows

For the years ended December 31,	2019	2018

Cash flows used in operating activities
Net loss	$(21,708,616)	$(26,259,096)
Adjustments to reconcile net loss to net cash used in
operating activities:
Amortization of sales commissions	1,916,026	-
Depreciation and amortization	3,208,197	2,950,905
Amortization of debt discount	256,908	588,031
Stock-based compensation expense	-	234,772
Fair value adjustment	(573,229)	(206,814)
Lease amortization	825,866	-
Loss on disposal of fixed assets	44,921	-
PIK interest on loan	371,497	132,168
Change in assets and liabilities:
Accounts receivable	(539,308)	(558,061)
Contract asset	(1,012,550)	-
Prepaid expenses and other assets	(696,777)	74,233
Accounts payable	2,414,603	598,250
Accrued expenses	217,577	113,305
Accrued interest	-	1,258,750
Deferred revenue	(35,458)	459,391

Net cash used in operating activities	(15,310,343)	(20,614,166)

Cash flows from investing activities
Purchase of property and equipment	(181,525)	(244,876)
Capitalized software development costs	(3,866,119)	(4,279,308)

Net cash used in investing activities	(4,047,644)	(4,524,184)

Cash flows from financing activities
Proceeds from issuance of debt, net of debt discount	99,569	36,751,010
Repayment of debt	(73,184)	(12,906,493)
Proceeds from issuance of preferred stock	11,303,743	-
Payment on capital lease obligations	-	(24,995)
Proceeds from stock options exercised	41,702	17,822

Net cash provided by financing activities	11,371,830	23,837,344

Net decrease in cash and cash equivalents	(7,986,157)	(1,301,006)
Cash and cash equivalents, beginning of year	8,793,805	10,094,811

Cash and cash equivalents, end of year	$807,648	$8,793,805

Supplemental information – Cash paid during the year for:
Interest paid	$3,602,648	$2,563,370
Income taxes	$16,242	$3,420

Supplemental disclosure of noncash financing activities:
Retirement of convertible debt in exchange for Series A-1 and Series A-1 NV convertible preferred shares	$27,383,414	$-

See accompanying notes to financial statements.

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CareCloud Corporation

Notes to Financial Statements

1. Organization and Business

Nature of Business

CareCloud Corporation (the “Company”) was incorporated in the State of Florida on January 5, 2009. On September 19, 2011, the Company was reincorporated in the State of Delaware under the name CareCloud Corporation. The Company serves customers in the healthcare industry, providing cloud-based medical practice management and clinical solutions, as well as revenue cycle management services.

On January 8, 2020, the Company merged with MTBC Merger Sub, Inc., a Delaware corporation, with the Company surviving as a wholly owned subsidiary of MTBC, Inc., a Delaware corporation (See Note 20).

2. Liquidation and Going Concern

FASB Accounting Standard Codification (“ASC”) Topic 205-40, Presentation of Financial Statements – Going Concern, requires that management evaluate whether there are relevant conditions and events that, in the aggregate, raise substantial doubt about the entity’s ability to continue as a going concern and to meet its obligations as they become due within one year after the date that the financial statements are issued.

The financial statements do not include any adjustments to account for the Company’s inability to continue as a going concern. The Company was acquired effective January 8, 2020, and accordingly, the doubts about the Company’s ability to continue as a going concern were alleviated.

3. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates used in preparing these financial statements include the income tax provision, capitalized software development costs, valuation of stock awards, estimating lease terms and incremental borrowing rates, revenue recognition and the allowance for doubtful accounts. Actual results could differ from those estimates, and such differences could be material to the financial position and results of operations.

Revenue Recognition

During the year ended December 31, 2018, the Company recognized revenue when there is evidence of an arrangement, the service has been provided to the customer, the collection of the fees is reasonably assured, and the amount of fees to be paid by the customer are fixed or determinable. On January 1, 2019, the Company adopted Accounting Standards Codification, “Revenue from Contracts with Customers,” (“ASC 606”). As a result, financial information for reporting periods beginning on or after January 1, 2019 is presented in accordance with ASC 606. This adoption is discussed in Recent Accounting Pronouncements below.

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CareCloud Corporation

Notes to Financial Statements

The Company primarily derives its revenues from RCM, SaaS solutions and professional services that it offers customers: CareCloud Central (“Central”), CareCloud Charts (“Charts”), CareCloud Concierge (“Concierge”) and CareCloud Breeze (“Breeze”).

Central is a software-as-a-service (“SaaS”) solution in the form of a full-featured medical practice management system. Central customers manage their practice, file reimbursement claims, post payments and track receivables/denials through the CareCloud system.

Charts is a SaaS solution in the form of a cloud-based electronic health record (EHR). Charts allows physicians to document clinical encounters with patients electronically, including ordering labs, medications, and other items that are part of the visit, while also managing related office workflow. The Company provides implementation services and ongoing support, but does not perform back-office services for Central and Charts customers.

If Central and Charts are purchased together by the customer, the bundled product is called Complete.

Concierge is a full-service revenue cycle management offering. Concierge provides customers with the same full-featured medical practice management system as Central, plus revenue cycle management services include claims submission and collections.

Breeze is a software-as-a-service solution enabling a streamlined patient management workflow, including using tablets to capture patient intake, take patient payments, schedule appointments and other features, which is integrated into Central and Charts.

The Company also provides a variety of other services for its customers including, but not limited to, training, implementation, data conversion and data migration (“Professional Services”), as well as ongoing support.

Subscription Fees

Under the Company’s SaaS solution, the Company derives revenue by charging the customer a periodic recurring fee for use of its hosted proprietary service, generally based on a fixed fee per healthcare provider billed monthly in advance. The Company recognizes the recurring fee as revenue on a monthly basis as the fees are billed. The typical customer contract duration is two years and is renewed automatically. Cancellation generally requires three months’ notice.

Under the Company’s Concierge solution, the Company derives revenue primarily from recurring business service fees, which include amounts charged for ongoing collection services billed to the customer as a percentage of practice collections on a monthly basis. Recurring business service fees may also include amounts charged to the customer for patient statements and for other services for which reimbursement is based on a fixed fee per patient visit and recognized as revenue as the related services are performed.

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CareCloud Corporation

Notes to Financial Statements

Professional Services Fees

The Company has evaluated its Professional Services activities and estimated the expected customer benefit term for each activity in order to determine over what period to recognize the revenue associated with each activity. Revenue from services that have stand-alone value and provide immediate, one-time value to the customer is recognized upon completion. Revenue from services that do not have stand-alone value and provide continuous value to the customer, is recognized over the estimated expected life of the customer relationship, which is four years.

The Company continues to evaluate the length of the amortization period of services that provide continuous value based upon its experience with customer contract renewals.

Cash and Cash Equivalents

Cash and cash equivalents are maintained with a single financial institution and, at times, balances may exceed federally insured limits. The Company has not experienced any losses with such accounts and believes that it is not exposed to any significant credit risk in its cash balances.

Concentrations and Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of demand deposit accounts, money market accounts, and trade accounts receivable. The Company conducts business in the United States on a trade credit basis and does not require collateral of its customers. Allowances for potential credit losses on customer accounts are maintained when deemed necessary based on the aging and analysis of the receivable.

As of December 31, 2019 and 2018, no customer accounted for 10% or more of total revenues. One customer accounted for 8.2% and 11.2% of accounts receivable as of December 31, 2019 and 2018, respectively.

Fair Value

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value due to the relatively short-term maturities and are classified as short-term assets and liabilities in the accompanying balance sheets.

As of December 31, 2019 and 2018, the fair value of the debt on the accompanying balance sheets approximated its carrying value, net of discount.

Allowance for Doubtful Accounts

Management reviews accounts receivable periodically and provides allowances as necessary for accounts expected to become uncollectible. Amounts are written off only after considerable collection efforts have been made and they are deemed uncollectable. Accounts receivable deemed uncollectible are charged against the allowance for doubtful accounts when identified. The Company recognized $681,749 and $330,664 of bad debt expense, for years ended December 31, 2019 and 2018, respectively.

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CareCloud Corporation

Notes to Financial Statements

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the related assets ranging from three to five years. Leasehold improvements are amortized on a straight-line basis over the term of the lease or the useful life of the assets, whichever is shorter. Maintenance and repairs are charged to expense as incurred, and improvements and betterments are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in operations in the period realized.

Software Development Costs

The Company capitalizes certain costs related to software obtained or developed for internal use in accordance with Accounting Standards Codification, “Intangibles – Goodwill and Other – Internal-Use Software,” (“ASC 350”). Costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, internal and external costs, if direct, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. The Company also capitalizes costs related to specific upgrades and enhancements when it is probable that the expenditures will result in additional functionality. Capitalized costs are recorded as part of intangible assets. Maintenance and training costs are expensed as incurred.

Internal use software is amortized on a straight line basis over its estimated useful life, generally three years. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets. Amortization expense related to software development costs was $2,912,514 and $2,592,983 for the years ended December 31, 2019 and 2018, respectively. Future amortization expense for all software development costs capitalized as of December 31, 2019 is estimated to be $1,929,349, $1,079,321 and $1,304,784 for the years ending December 31, 2020, 2021 and 2022, respectively. The balance of the software development costs has not yet been put into production and, therefore, are currently not being amortized. Amortization is calculated using the straight-line method over the estimated useful life of the related asset, which is generally estimated to be three years unless the Company has determined a specific end of life.

Deferred Rent Obligations

Prior to January 1, 2019, the Company accounted for rent expense under operating leases for its office locations with scheduled rent increases on a straight-line basis over the lease term beginning with the effective lease commencement date. The excess of straight-line rent expense over scheduled payment amounts was recorded as deferred rent. Deferred rent as of December 31, 2018 was $57,011 and was included in accrued expenses in the accompanying balance sheet. On January 1, 2019, the Company adopted Accounting Standards Codification, “Leases,” Topic 842 and subsequent amendments (“ASC 842”). This adoption is discussed in Recent Accounting Pronouncements below.

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CareCloud Corporation

Notes to Financial Statements

Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of a long-lived asset may not be recoverable based on expected undiscounted cash flows attributable to that asset. The amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset. No impairment loss was recorded for the fiscal years ended December 31, 2019 and 2018.

Deferred Revenue

Deferred revenue primarily consists of payments received for Professional Services fees in advance of revenue recognition criteria being met. Deferred revenue that will be recognized during the succeeding 12-month period is recorded as current deferred revenue and the remaining portion is recorded as noncurrent deferred revenue.

Accounting for Share-Based Compensation

Share-based payment transactions in which the Company receives employee services in exchange for equity instruments are accounted for under ASC 718, Compensation - Stock Compensation. The Company uses the Black-Scholes Merton option pricing model to determine the fair value of stock options granted to employees, and the grant date fair market value of the common stock of the Company (the “Common Stock”) to determine the fair value of restricted stock awards granted. The Company recognizes the resulting compensation expense on a straight-line basis in the accompanying statements of loss over the requisite service period of the employee.

Compensation expense calculated under ASC 718 relies on the value of the common stock as determined by the Company’s Board of Directors and assumptions such as volatility, expected life, interest rates, and other factors to determine the fair value of share-based payments using the Black-Scholes Merton option pricing model. Changes in the value of the common stock, the underlying assumptions in the calculations, the number of options granted or the terms of such options, the treatment of tax benefits and other changes may result in significant differences in the amounts or timing of the compensation expense recognized. The Company utilizes the historical volatility of representative public companies to determine implied volatility as there is no public trading of the common stock. Compensation expense is reduced for options that are not expected to vest.

The Company accounts for stock issued to non-employees, in accordance with the provisions of ASC 505-50, Equity-Based Payment to Non-Employees. Share-based payments to non-employees must be expensed based on the fair value of goods or services received, or the fair value of the equity instruments issued, whichever is more evident. The Company records this non-employee share-based compensation at fair value at each reporting period or until the earlier of (i) the date that performance by the counterparty is complete or the date that the counterparty has committed to performance or (ii) the awards are fully vested.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740-10, Income Taxes, which requires the use of the asset and liability method in accounting for income taxes. Under ASC 740-10, deferred tax assets and liabilities are measured based on differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. The Company analyzes whether it is more likely than not that deferred tax assets will be realizable. Based on this analysis, the Company establishes a valuation allowance for amounts that are not expected to be realized.

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CareCloud Corporation

Notes to Financial Statements

The Company follows the guidance included in ASC 740-10 regarding uncertainty in income taxes. The guidance establishes a recognition threshold and measurement for income tax positions recognized in an enterprise’s financial statements in accordance with accounting for income taxes. ASC 740-10 also prescribes a two-step evaluation process for tax positions. The first step is recognition and the second step is measurement. For recognition, an enterprise judgmentally determines whether it is more-likely-than-not that a tax position will be sustained upon examination, including resolution of related appeals or litigation processes, based on the technical merits of the position. If the tax position meets the more-likely-than-not recognition threshold, it is measured and recognized in the financial statements as the largest amount of tax benefit that is greater than 50% likely of being realized. If a tax position does not meet the more-likely-than-not recognition threshold, the benefit of the position is not recognized in the financial statements.

Advertising Expenses

The Company expenses advertising costs as incurred. Advertising expense was $181,343 and $486,362 for the years ended December 31, 2019 and 2018, respectively, and are included within selling and marketing expense.

Recent Accounting Pronouncements

Leases

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard requires organizations that have leased assets, referred to as “lessees,” to recognize on the balance sheet the assets and liabilities that represent the rights and obligations created by those leases, respectively. Under the new guidance, a lessee is required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current GAAP, the recognition, measurement and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP which requires only capital leases to be recognized on the balance sheet, the new ASU requires both types of leases to be recognized on the balance sheet. The FASB has subsequently issued further ASU’s related to the standard providing additional practical expedients and an optional transition method allowing entities to not recast comparative periods. The amendments in ASU No. 2016-02 are now effective.

The Company adopted the standard on January 1, 2019 using the optional transition adjustment method. As part of the adoption of ASC 842, the Company performed an assessment of the impact of the new lease recognition standard has on the financial statements. All of the Company’s leases, which consist of facility and equipment leases, have been classified as operating leases. The Company does not have any financing leases. The Company adopted the requirements of the new standard without restating the prior periods. There was no impact to the accumulated deficit as of the date of adoption. For leases in place at the transition date, the Company adopted the package of practical expedients that allows the Company to not reassess: (1) whether any expired or existing contracts are or contain leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases.

14

CareCloud Corporation

Notes to Financial Statements

The Company has also adopted the practical expedients that allow the Company to treat the lease and non-lease components of the leases as a single component for facility leases. The Company elected the short-term lease recognition exemption for all leases that qualify. As such, for those leases that qualify, the Company did not recognize an ROU asset or lease liabilities as part of the transition adjustment. As of January 1, 2019, the impact on the assets was approximately $3.75 million and the impact on the liabilities was approximately $3.8 million. The adoption of ASC 842 did not have a material effect on the Company’s results of operations, stockholders’ deficiency, or cash flows.

Revenue from Contracts with Customers

Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) is effective for nonpublic companies for fiscal years beginning after December 15, 2018 and interim periods beginning after December 15, 2019 (with early adoption permitted for annual reporting periods beginning after December 15, 2016 and interim periods therein). The standard permits either full retrospective adoption (applied to all fiscal years for financial statements presented) or modified retrospective adoption (applied to all uncompleted contracts as of the adoption date with note disclosure of the comparative effect on financial statements in prior periods). The Company has elected to adopt the standard as of January 1, 2019, using the modified retrospective method. Under this approach, no restatement of 2018 was required. Rather, the effect of the adoption was recorded as a cumulative adjustment to the opening balance of accumulated deficit at January 1, 2019. The primary impact of adopting ASC 606 was to accelerate the timing of revenue on certain medical billing services provided to customers. Beginning January 1, 2019, revenue is recognized as the performance obligations are satisfied over time on revenue cycle management contracts.

As part of the adoption of ASC 606, the Company performed an assessment of the impact of the new revenue recognition standard has on the financial statements. The Company analyzed its revenue streams using the five-step model detailed in ASC 606-10 to determine the recognition methodology for each revenue stream. Based on that analysis, the Company determined that no change was necessary for its SaaS revenue streams. The Company also determined that professional services fees, which had been recognized ratably over the life of a customer contract under legacy GAAP, will be recognized at the point in time when the consideration is probable, which occurs when the installation is complete and the Subscription Services are up and running.

Also part of the adoption of ASC 606, the Company analyzed the costs incurred to obtain customer contracts. Under legacy GAAP, sales commissions were period expensed. Under ASC 606, sales commissions, which represent incremental costs of obtaining a contract, are capitalized and amortized over the related contract period including expected renewals. For uncompleted contracts as of January 1, 2019, the Company identified any associated sales commissions that have previously been expensed under legacy GAAP and assessed the amounts that should be capitalized under ASC 606, as well as the new amortization schedule over the revenue recognition period. The cumulative effect of capitalizing sales commissions as of the date of adoption was recorded in other assets in the accompanying balance sheet with a corresponding credit to accumulated deficit. The capitalized sales commissions are being amortized over an expected 4-year contract period.

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CareCloud Corporation

Notes to Financial Statements

4. Balance Sheet Components

Property and Equipment

Property and equipment consists of the following:

December 31,	2019	2018
Computer equipment	$1,722,746	$1,660,440
Furniture and other equipment	95,425	572,676
Purchase internal use software	556,245	75,295
Leasehold improvements	261,736	261,736
Less accumulated depreciation and amortization	(2,261,819)	(2,036,734)

Property and equipment, net	$374,333	$533,413

Depreciation and amortization expense related to property and equipment for the years ended December 31, 2019 and 2018 was $295,683 and $357,922, respectively.

Accrued Expenses

Accrued expenses consist of the following:

December 31,	2019	2018
Accrued commissions	$250,463	$422,705
Compensation related accruals	1,142,457	589,501
Deferred rent	-	57,011
Accrued professional fees	225,146	163,333
Sales tax payable	58,187	231,928
Other	711,533	705,731

Total	$2,387,786	$2,170,209

5. Financing Arrangements

Wellington Financial and Silicon Valley Bank Loan and Security Agreement

1)	Wellington Financial

On August 24 2015, the Company executed a Loan and Security Agreements with Wellington Financial LP (“Wellington”, “Wellington LSA”) and Silicon Valley Bank (“SVB”, “SVB LSA”).

In connection with the Wellington LSA, the Company entered into a Warrant Agreement with Wellington. The Wellington warrant agreement provides Wellington with the right to purchase up to 286,223 shares of Series B-1 Preferred Stock at an exercise price of $3.1444, or, in the event that the Company raises subsequent equity capital at an exercise price per share of less than $3.14444, a number of shares equal to $900,000 divided by the price per share of the subsequent financing. As the Series C financing constituted such event, as of December 31, 2017, Wellington holds the right to purchase 747,819 shares of Series C Preferred Stock. The Warrant is exercisable for a period ending upon the earlier to occur of (i) August 24, 2025, (ii) five years after an Initial Public Offering, or (iii) the sale of the Company.

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CareCloud Corporation

Notes to Financial Statements

On the date the warrants were issued to Wellington, the Company valued the warrants using the Black Scholes option pricing model on the grant date, applying an expected life of 10 years, risk-free interest rate of 2.01%, expected dividend yield of zero, volatility of 40.00% and a fair value for convertible preferred stock of $3.93 per share. This resulted in a total estimated fair value of $644,002, which was recorded as a component of other liabilities, and as a debt discount. The warrant liability was adjusted to its fair value as of December 31, 2018 and December 31, 2019 as discussed in Note 10.

2)	Silicon Valley Bank Loan

The SVB LSA provides for a revolving line of credit of up to an aggregate of $10,000,000. The revolving line of credit bears interest at a rate of 2.5% above the prime rate, and interest payments are due monthly. In 2017, the Company extended the loan maturity date from its original maturity date of August 25, 2017 to July 31, 2018, and subsequently extended to May 31, 2020. Loan commitment fees are being amortized as a component of interest expense. The Company’s outstanding balance under the revolving line of credit was $7,000,000 as of December 31, 2019 and 2018. This amount was repaid in January 2020.

In connection with the SVB LSA, the Company entered into a warrant agreement with SVB. The warrant agreement provides SVB with the right to purchase up to 31,806 shares of Series B-1 Preferred Stock at an exercise price of $3.1444 per share. The warrants were exercisable for a period ending on August 24, 2019. The Company valued the warrants using the Black Scholes option pricing model on the grant date, applying an expected life of 3 years for the SVB Warrant, risk-free interest rate of 0.9%, expected dividend yield of zero, volatility of 40.00% and a fair value for convertible preferred stock of $3.93 per share. This resulted in a total estimated fair value of $45,800 as of December 31, 2018 and it was reduced to zero as of December 31, 2019, which was recorded as a component of other liabilities, and as a debt discount. The warrant liability was adjusted to its fair value as of December 31, 2018. At December 31, 2019 it was determined that the warrants had no value. See Note 12.

Runway Growth Loan and Security Agreement

On June 21 2018, the Company executed a Loan and Security Agreements with Runway Growth Credit Fund Inc. (“Runway”, “Runway LSA”).

The Runway LSA provides for a term loan in an aggregate principal amount of up to $25,000,000. Borrowings under the Runway LSA bear a variable interest rate at the Prime Rate plus 7.00% per annum. The term loan has a maturity date of June 21, 2023. The Runway LSA includes the requirement for the Company to comply with certain financial covenants. This loan was repaid in January 2020.

In connection with the Runway LSA, the Company entered into a Warrant Agreement with Runway. The Runway warrant agreement provides Runway with the right to purchase up to 1,557,955 shares of Series C Preferred Stock at an exercise price of $1.2035, or, in the event that the Company raises subsequent equity capital, at an exercise price per share of 80% of the lowest effective sale price per share of the subsequent financing. The Warrant is exercisable for a period ending upon the earlier to occur of (i) June 19, 2025, (ii) after an Initial Public Offering, or (iii) the sale of the Company.

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CareCloud Corporation

Notes to Financial Statements

On the date the warrants were issued to Runway, the Company valued the warrants using the Black Scholes option pricing model on the grant date, applying an expected life of 2.5 years, risk-free interest rate of 2.47%, expected dividend yield of zero, volatility of 45.00% and a fair value for convertible preferred stock of $0.46492 per share. This resulted in a total estimated fair value of $724,322 as of December 31, 2018, which was recorded as a component of other liabilities, and as a debt discount. The liability and the related discount were written off at December 31, 2019, as the loan was repaid in full in January 2020 and the warrants were deemed to be of no value.

On June 21, 2018, and in conjunction with the execution of the Runway LSA, the Wellington LSA was terminated and $13,042,642 was repaid to Wellington, which represented unpaid principal, accrued interest and termination fees.

Insurance Financing Agreement

On October 5, 2018, the Company executed an insurance finance agreement with Premium Assignment Corporation (“PAC”). The agreement financed $47,041 over a 10-month period at 7.12% per annum, payable monthly.

On October 10, 2019, the Company executed a new insurance finance agreement with PAC. The agreement financed $48,025 over a 10-month period at 7.12% per annum, payable monthly.

6. Series A Financing

On September 19, 2011, the Company closed a transaction for the sale and issuance of 12,303,076 shares of its Series A Preferred Stock (the “Series A”) at a price of $1.634488 per share (“Series A Financing”). The Series A Financing involved the conversion of certain issued and outstanding Convertible Promissory Notes, which represented at the time of such conversion and in the aggregate, a total principal balance plus unpaid accrued interest of $3,763,285, and the purchase of shares of Series A at price of $1.634488 per share.

As part of the Series A Financing, the Company was reincorporated in the State of Delaware under the name “CareCloud Corporation”. The Company’s Certificate of Incorporation as of the Series A Financing authorized the Company to issue up to 12,303,076 shares of Series A and 29,000,000 shares of Common Stock, both with par value of $0.0001 per share.

The Company has reserved 9,332,476 shares of Common Stock for the conversion of Series A.

These preferred shares were converted to common stock in 2019 as discussed in Note 10.

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CareCloud Corporation

Notes to Financial Statements

7. Series B Financing and Conversion of Convertible Promissory Notes

On June 13, 2013, the Company consummated the initial closing (the “Series B June Financing”) of the sale and issuance of shares of its Series B Preferred Stock (the “Series B”), pursuant to which (i) 5,088,409 shares of Series B were sold and issued at a purchase price of $3.1444 per share and (ii) 1,604,941 shares of Series B were issued in connection with the conversion of certain issued and outstanding Convertible Promissory Notes, which represented at the time of such conversion and in the aggregate, a total principal amount plus unpaid accrued interest of $4,037,072 at a conversion price of $2.5155 per share.

On August 2, 2013, the Company consummated an additional closing (together with the Series B June Financing, the “Series B Financings”) pursuant to which an additional 2,957,773 shares of Series B were sold and issued at a purchase price of $3.1444 per share.

The Company has reserved 11,719,112 shares of Common Stock for the conversion of Series B.

These preferred shares were converted to common stock in 2019 as discussed in Note 10.

8. Series B-1 Financing

On April 15, 2015, (i) the holders of a majority of shares of the Company’s Series A and Series B (collectively the “Prior Preferred”), voting together as a separate class, and (ii) the holders of at least sixty-seven percent (67%) of the total number of shares of the Company’s Series B, voting exclusively as a separate class, in each case acting by written consent, caused the automatic conversion (the “Conversion”) of each share of the Prior Preferred then issued and outstanding into one fully paid and non-assessable share of the Company’s Common Stock, which Conversion was effected as of immediately following the Company’s filing of its Amended and Restated Certificate of Incorporation (the “Restated Charter”). Subject to the terms and conditions of the Company’s Series B-1 Preferred Stock Purchase Agreement, parties that purchased shares of the Series B-1 Preferred Stock (“Series B-1”) thereunder would have the right to exchange shares of the Common Stock issued upon conversion of the Prior Preferred for an equal number of shares of the Prior Preferred (the “Exchange Offering”). Parties that elected not to purchase shares of the Company’s Series B-1 would forfeit the ability to exchange shares of the Common Stock for shares of Prior Preferred.

On April 16, 2015, the Company consummated the initial closing (the “Initial Closing”) of its Series B-1 Preferred Stock financing (the “B-1 Financing”). At such Initial Closing, certain investors purchased an aggregate of 4,874,364 shares of the Series B-1 of the Company, at $3.1444 per share, for an aggregate purchase price of $15,326,950, pursuant to a Series B-1 Preferred Stock Purchase Agreement, dated as of April 16, 2015 (the “Lead Investors”). In addition, the Lead Investors exchanged shares of the Prior Preferred into shares of the applicable series of Prior Preferred at the Initial Closing, at a 1:1 share for share ratio.

On May 15, 2015, the Company and the Lead Investors entered into an Amendment to the Series B-1 Preferred Stock Purchase Agreement in order to, among other things, modify certain terms and conditions of the Agreement to lower the minimum threshold for purchasers of Series B-1 to be entitled to fully exercise their respective exchange rights of Prior Preferred shares. On July 15, 2015, the Company consummated the second closing of its Series B-1 Preferred Stock financing (the “Second Closing”). At such Second Closing, holders of Prior Preferred (other than Lead Investors), (collectively, the “Remaining Investors”) purchased an aggregate of 491,488 shares of the Series B-1, at $3.1444 per share, for an aggregate purchase price of $1,545,435, pursuant to the amended Series B-1 Preferred Stock Purchase Agreement. In addition, the Remaining Investors exchanged shares of the Prior Preferred into shares of the applicable series of Prior Preferred at the Second Closing, at varying share ratios.

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CareCloud Corporation

Notes to Financial Statements

The Company has reserved 13,673,932 shares of Common Stock for the conversion of Series B-1.

These preferred shares were converted to common stock in 2019 as discussed in Note 10.

9. Series C Financing and Conversion of Convertible Promissory Notes

Conversion of Convertible Promissory Notes

On March 28, 2016, the Company entered into Convertible Promissory Notes purchase agreements (the “Notes”) with certain existing shareholders in an aggregate amount of $3,000,000. Interest on the Notes accrued at a rate of 5% per annum.

On April 18, 2016, the holders of a majority of shares of the Preferred Stock, voting together as a separate class and acting by written consent, caused the automatic conversion (the “Series C Conversion”) of each share of the Preferred Stock then issued and outstanding (the “Series C Prior Preferred”) into one fully paid and non-assessable share of the Common Stock, which Series C Conversion was effected as of immediately following the Company’s filing of its Amended and Restated Certificate of Incorporation.

Series C Financing Initial Closing

On April 19, 2016, the Company consummated the initial closing (the “C Initial Closing”) of its Series C Preferred Stock financing (the “C Financing”). At such C Initial Closing, certain investors (the “C Lead Investors”) purchased an aggregate of 12,473,203 shares of its Series C Preferred Stock (the “Series C”), at $1.2035 per share, for an aggregate purchase price of $15,011,504 pursuant to a Series C Preferred Stock Purchase Agreement, dated as of April 19, 2016 (the “Series C Purchase Agreement”). In conjunction with the C Initial Closing, 9,970,916 shares of Series C were issued for an aggregate cash consideration of $11,999,997 at a price of $1.2035 per share and 2,502,287 shares of Series C were issued in connection with the conversion of the outstanding Convertible Promissory Notes, which represented at the time of such conversion and in the aggregate, a total principal amount plus unpaid accrued interest of $3,011,507 at a conversion price of $1.2035 per share. In addition, the Lead Investors exchanged shares of Common Stock into shares of Prior Preferred Stock, in each case in series and amounts equal to such Lead Investor’s holdings of Prior Preferred, at the C Initial Closing at a 1:1 share for share ratio.

Agreement to Adjust Conversion Price of A, B and B-1

In connection with the C Initial Closing, the Company and the C Lead Investors agreed to amend the Company’s Amended and Restated Certificate of Incorporation solely for the purpose of (A) adjusting, pursuant to the terms of the Amended and Restated Certificate of Incorporation previously waived by the Company’s stockholders in connection with the C Financing, the Series A Conversion Price, the Series B Conversion Price and the Series B-1 Conversion Price (each as defined in the Company’s Amended and Restated Certificate of Incorporation) and (B) deleting Article V, Division B, Section 5(i) from the Amended and Restated Certificate of Incorporation.

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CareCloud Corporation

Notes to Financial Statements

Series C Financing Subsequent Closing

In August 17, 2016, the Company consummated a subsequent closing of Series C in the same terms and conditions as set forth in the Series C Purchase Agreement (the “C Second Closing”). At such C Second Closing, certain investors (the “Non-Lead Investors”) purchased an aggregate of 556,954 shares of Series C for an aggregate cash consideration of $670,294 at a price of $1.2035 per share. In addition, the Non-Lead Investors exchanged shares of Common Stock into shares of Prior Preferred Stock, in each case in series and amounts equal to such Non-Lead Investor’s holdings of Prior Preferred, at the C Second Closing at a 1:1 share for share ratio.

Series C and Series C-NV Financing

In October and November 2016, the Company consummated subsequent closings of Series C, with two separate class of stock, Series C, with voting rights, and Series C non-voting (“Series C-NV”) with no voting rights, pursuant to the terms of the Series C and Series C-NV Preferred Stock Purchase Agreement dated as of August 31, 2016. The investors purchased an aggregate of 9,345,460 shares of the Series C and an investor purchased 3,798,040 shares of Series C-NV, in each case at $1.2035 per share, for an aggregate purchase price of $15,818,202. The Certification of Incorporation was amended on October 31, 2016, as discussed in note 12 below.

The Company has reserved 20,293,775 and 4,280,298 shares of Common Stock for the conversion of Series C and Series C-NV, respectively.

These preferred shares were converted to common stock in 2019 as discussed in Note 10.

The rights, privileges, and preferences of the Series A, Series B, Series B-1, Series C, and Series C-NV (collectively “Preferred Stock”) are as follows:

Dividends and Distributions

The holders of Preferred Stock are entitled to receive non-cumulative dividends at an annual rate of $0.13075904 per share of Series A, $0.2516 per share of Series B, $0.2516 per share of Series B-1, $0.0963 per share of Series C, and $0.0963 per share of Series C-NV (in each case as adjusted for stock splits, stock dividends, stock combinations, reorganizations, recapitalizations and the like), when and as declared by the Board of Directors. The Company has declared no dividends to date.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Company:

(i)	first, the holders of the Series C and Series C-NV (collectively “Series C”) shall be entitled to receive, prior to any distribution to the holders of Series B-1, Series B, and Series A (collectively, “Junior Preferred”) or the Common Stock, an amount equal to $2.1061 per share, (in each case as adjusted for stock splits, stock dividends, stock combinations, reorganizations, recapitalizations and the like), plus all declared but unpaid dividends thereon (the “Senior Preference”);

(ii)	second, after the full Senior Preference is paid in full, the holders of Junior Preferred shall receive an amount equal to their respective original issue prices, as adjusted, plus all declared but unpaid dividends thereon; and

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CareCloud Corporation

Notes to Financial Statements

(iii)	finally, any remaining funds and assets of the Company legally available for distribution to stockholders shall be distributed pro rata among the holders of the Common Stock and the Preferred Stock assuming, for such purpose, that the Preferred Stock shall have converted into Common Stock immediately prior to such distribution to the holders of Common Stock, provided, however, that

a.	if the aggregate amount which the holders of the Series C shall be entitled to receive pursuant to the preceding clause (i) and this clause (iii) shall exceed $4.2123 per share, as adjusted, (the “Maximum Series C Participation Amount”), then each holder of Series C shall be entitled to receive instead the greater of the amount such holder would have received if all shares of the Series C had been converted into Common Stock or the Maximum Series C Participation Amount, and

b.	if the aggregate amount which the holders of the Series B-1 Preferred shall be entitled to receive pursuant to the preceding clause (i) and this clause (iii) shall exceed $11.0054 per share, as adjusted, (the “Maximum Series B-1 Participation Amount”), then each holder of Series B-1 Preferred Stock shall be entitled to receive instead the greater of the amount such holder would have received if all shares of the Series B-1 Preferred had been converted into Common Stock or the Maximum Series B-1 Participation Amount, and

c.	if the aggregate amount which the holders of the Series B Preferred shall be entitled to receive pursuant to the preceding clause (i) and this clause (iii) shall exceed $11.0054 per share, as adjusted, (the “Maximum Series B Participation Amount”), then each holder of Series B Preferred Stock shall be entitled to receive instead the greater of the amount such holder would have received if all shares of the Series B Preferred had been converted into Common Stock or the Maximum Series B Participation Amount.

Voting Rights

The holders of Voting Preferred Stock are entitled to the number of votes equal to the number of shares of Common Stock into which such shares Voting Preferred Stock could be converted.

Conversion Rights

Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time, into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock into which each share of Series A may be converted shall be determined by dividing $1.634488, as adjusted, by the Series A Conversion Price in effect on the date of conversion. The current Series A Conversion Price is $1.483. The number of shares of Common Stock into which each share of Series B or Series B-1 may be converted shall be determined by dividing $3.1444, as adjusted, by the Series B Conversion Price or the Series B-1 Conversion Price in effect on the date of conversion. The current Series B and Series B-1 Conversion Price is $0.963. The number of shares of Common Stock into which each share of Series C or Series C-NV may be converted shall be determined by dividing $1.2035 as adjusted, by the Series C Conversion Price or the Series C-NV Conversion Price in effect on the date of conversion. The current Series C and Series C-NV Conversion Price is $1.1743.

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CareCloud Corporation

Notes to Financial Statements

Each share of Preferred Stock shall be converted into Common Stock automatically upon the earlier of (a) the closing of a firm commitment underwritten public offering from which the Company received net proceeds of not less than $30,000,000, and where the offering price per share is at least $3.6105 (as adjusted for stock splits, stock dividends, stock combinations, reorganizations, recapitalizations and the like), or (b) the written approval of (i) the holders of a majority of shares of the Preferred Stock, voting together as a separate class on an as-converted basis, (ii) the holders of at least a majority of the then outstanding shares of Series B and Series B-1, voting together as a separate class on an as-converted basis, and (iii) a majority of the then outstanding shares of Series C and Series C-NV, voting together as a separate class.

The retirement and subsequent issuance of the prior preferred shares resulting from the exchange offering are shown on the accompanying statements of preferred stock and stockholders’ deficit.

10. Series A-1 Financing, Conversion of Preferred Stock and Reverse Split

On April 17, 2019, the Company filed an Amended and Restated Certificate of Incorporation and then the Company’s shareholders elected to convert all outstanding Common Stock consisting of 26,020,496 shares and all outstanding Preferred Stock, consisting of 7,250,388 shares of Series A, 8,820,113 shares of Series B, 3,976,719 shares of Series B-1, 19,503,114 shares of Series C and 4,176,448 shares of Series C-NV into 78,579,349 shares of Class A Common Stock and 4,280,298 shares of Class B Common Stock, based on the then effective conversion rate, (collectively, the “Conversion”). In connection with the Conversion, other than the Runway Warrant (as defined below), the exercise rights of all outstanding warrants to purchase shares of Preferred Stock were converted into the right to purchase 2,536,163 Class A Common Shares consisting of Series A warrant for 87,207 shares, Series B-1 warrant for 1,349,946 shares, Series C warrant for 799,010 shares (collectively, the “Warrant Conversion”).

Following the Conversion Certificate and the Warrant Conversion, the Company filed an Amended and Restated Certificate of Incorporation to effectuate a 100:1 reverse stock split of the outstanding shares of Class A Common Stock and Class B Common Stock (the “Reverse Split”).

Additionally, on April 17, 2019, the Company conducted an initial closing of the sale and issuance of 29,958,162 shares of its Series A-1 Preferred Stock and 2,048,148 shares of Series A-1 NV Preferred Stock (collectively the “Series A-1”) at a price of $1.0359 per share (“Series A-1 Financing”). The Series A-1 Financing involved the conversion of certain issued and outstanding convertible promissory notes into Series A-1, which represented at the time of such conversion and in the aggregate, a total principal balance plus accrued and unpaid interest of $27,383,414.

In addition, as part of the Series A-1 Financing, the Company amended and restated the warrant for Runway to purchase 2,262,579 shares of Series A-1 at an exercise price of $0.8287 per share.

Following the Series A-1 Financing, the outstanding shares of the Company consists of 804,970 Class A Common shares, 23,283 Class B Common shares, 29,958,162 shares of Series A-1 Preferred Stock and 2,048,148 shares of Series A-1-NV Preferred Stock.

The Current Certificate authorizes 42,129,926 shares of Preferred Stock (40,081,778 shares of Series A-1 Preferred Stock and 2,048,148 shares of Series A-1 NV Preferred Stock) and 62,071,431 shares of Common Stock (60,000,000 shares of Class A Common and 2,071,431 shares of Class B Common), both with par value of $0.0001 per share.

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CareCloud Corporation

Notes to Financial Statements

The Company has reserved 10,870,983 shares of Class A Common Stock for the 2011 Stock Plan, as amended.

11. Convertible Note Financing

On September 19, 2017 the Company entered into an Unsecured Subordinated Convertible Promissory Notes purchase agreement with various unrelated parties to issue notes with the principal amount of $15,791,561. The notes accrue interest at a rate of 6% per annum. Unless converted, principal and accrued interest shall be due upon demand of holders after the March 19, 2019 maturity date.

Under the provision of the agreement if the Company consummates a Qualified Equity Financing, prior to the maturity date, then all principal and all accrued but unpaid interest under the Notes shall automatically convert into shares of the Company’s Preferred Stock at a price equal to the lesser of i) $1.2035 for Series C Preferred Stock or ii) 80% of the effective sales price per share for Preferred Stock as paid by other shareholders of the Company. Qualified Equity Financing is defined as the subsequent issuance of the notes of an equity financing in a single transaction or series of related transactions, yielding aggregate net cash proceeds to the Company of at least $15,000,000, excluding conversion of any and all convertible bridge notes, including these notes.

If the Company does not consummate a Qualified Equity Financing prior to the maturity date, the notes shall be convertible at the option of the Majority Holders into Series C Preferred Stock at $1.2035 per share.

For certain Prior Preferred Stockholders, the agreement caused the conversion of all their outstanding shares of Preferred Stock into shares of Common Stock at the applicable conversion prices. The retirement and subsequent issuance of the Prior Preferred shares resulting from the Exchange Offering are shown on the accompanying statements of preferred stock and stockholders’ deficit.

In connection with the note financing, the Company and the note holders entered a Subordination Agreement providing collateral preference to the SVB LSA and Wellington LSA.

On June 21, 2018, the Company entered into an Unsecured Subordinated Convertible Promissory Notes purchase agreement with various unrelated parties to issue notes with the principal amount of $9,710,131. The notes accrue interest at a rate of 6% per annum. Unless converted, principal and accrued interest shall be due upon demand of holders after the December 13, 2019 maturity date.

Under the provision of the agreement if the Company consummates in Qualified Financing, prior to the maturity date, then all principal and all accrued but unpaid interest under the Notes shall automatically convert into shares of the Company’s Preferred Stock at a price equal to the lesser of i) $1.2035 for Series C Preferred Stock or ii) 80% of the price paid per share for Preferred Stock by the investors in the Qualified Financing. Qualified Financing is defined as the subsequent sale of Preferred Stock from which the Company receives net cash proceeds of at least $15,000,000.

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CareCloud Corporation

Notes to Financial Statements

If the Company does not consummate a Qualified Financing prior to the maturity date, the notes shall be convertible at the option of the Majority Holders into shares of the Company’s Preferred Stock at a price equal to the lesser of i) $1.2035 for Series C Preferred Stock or ii) 80% of the price paid per share for Preferred Stock by the investors in the Non-Qualified Financing.

For certain Prior Preferred Stock holders, the agreement caused the conversion of all their outstanding shares of Preferred Stock into shares of Common Stock at the applicable conversion prices. The retirement and subsequent issuance of the Prior Preferred shares resulting from the Exchange Offering are shown on the accompanying statements of preferred stock and stockholders’ deficit.

In connection with the note financing, the Company and the note holders entered a Subordination Agreement providing collateral preference to the Runway LSA and SVB LSA.

12. Warrants

In conjunction with a loan and security agreement, the Company issued a warrant to purchase 79,125 shares of Series A at an exercise price of $1.64 per share to a financial institution in July 2012. The warrant was outstanding and exercisable at December 31, 2018 and expired on July 30, 2019.

In conjunction with another loan and security agreement, the Company issued warrants to purchase 413,433 shares of Series B-1 preferred stock. The warrants are exercisable for a period ending upon the earlier to occur of (i) June 24, 2014, (ii) five years after an Initial Public Offering, or (iii) the closing of a cash or marketable securities merger. The warrant liability was adjusted to its fair value as of December 2018. At December 31, 2019 it was determined that the warrants had no value.

As of the closing of the Series C financing, the Wellington warrant agreement issued in connection with the Wellington LSA, became, pursuant to its terms, exercisable for 747,819 shares of Series C Preferred Stock.

In conjunction with a Runway LSA, the Company issued a warrant to purchase 1,557,995 shares of Series C at an exercise price of $1.2035 per share to a Runway in June 2018. The Company valued the warrants using the Black Scholes option pricing model on the grant date, applying an expected life of 2.5 years for the warrant, risk-free interest rate of 2.47%, expected dividend yield of zero, volatility of 45.00% and a fair value for convertible preferred stock of $0.4649 per share. This resulted in a total estimated fair value of $724,322, which was recorded as a warrant liability and a debt discount as of December 31, 2018, and will be amortized to interest expense until June 30, 2021. This warrant is outstanding and exercisable at December 31, 2018 and expires on June 19, 2025.

As of December 31, 2018, the Company used the same fair market value for Series C warrants to revalue 747,819 Wellington Warrants also revalued the Hercules warrants using the Black Scholes option pricing model, applying an expected life of 2.5 years, a risk-free interest rate of 2.47%, expected dividend yield of zero, volatility of 45% and a fair value for convertible preferred stock of $0.25 per share. The fair value of the Wellington and Hercules warrants were estimated at $347,675 and $0, respectively. The resulting gain of $206,814 was recorded in the Company’s statement of loss for the year ended December 31, 2018.

25

CareCloud Corporation

Notes to Financial Statements

In addition, as part of a loan and security agreement, the Company converted 31,806 shares of SVB B-1 warrants from Series B-1 to Series C warrants. This conversion resulted in a total estimated fair value of $14,787 as of December 31, 2018, which was recorded as a warrant liability and a debt discount, and will be amortized to interest expense until June 30, 2021. This warrant is outstanding and exercisable at December 31, 2018 and expires on June 19, 2025. The warrant was exercisable as of December 31, 2018 and 2019.

As of December 31, 2019, based on the subsequent event discussed in Note 20, the Company deemed the value of all Series C warrants to be $0. The resulting gain, net of the debt discount written off, of $562,639 was recorded in the Company’s statement of loss for the year ended December 31, 2019.

13. Common Stock

Each share of Common Stock is entitled to one vote per share. The holders of Common Stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all other classes of stock outstanding. The Company issued shares of its Common Stock to certain employees, directors, and consultants under restricted stock agreements that contain forfeiture provisions in the event the stockholder is no longer providing services to the Company. The shares are generally released from forfeiture provisions ratably over four years.

On April 19, 2016, the Company amended its Amended and Restated Certificate of Incorporation in the form of an Amended and Restated Certificate of Incorporation in order to, among other things, authorize the Company to issue up to 21,707,516 shares of Series C Preferred Stock, 6,745,865 shares of Series B-1 Preferred Stock, 10,048,655 shares of Series B Preferred Stock, 12,371,467 shares of Series A Preferred Stock and 100,000,000 shares of Common Stock, all with par value of $.0001 per share.

On October 31, 2016, the Company amended its Amended and Restated Certificate of Incorporation in the form of an Amended and Restated Certificate of Incorporation in order to, among other things, authorize the Company to issue up to 23,310,390 shares of Series C Preferred Stock, 6,231,823 shares of Series C-NV, 6,745,865 shares of Series B-1 Preferred Stock, 10,048,655 shares of Series B Preferred Stock, 12,371,467 shares of Series A Preferred Stock, and 125,000,000 shares of Common Stock, all with a par value of $.0001 per share. The Amended and Restated Certificate of Incorporation also adjusted the conversion price of the Series A, Series B and Series B-1, and consequently the Series A Conversion Price was reduced to $1.483, the Series B Conversion Price was reduced to $2.464 and the Series B-1 Conversion Price was reduced to $0.2516.

On April 17, 2019, the Company filed an Amended and Restated Certificate of Incorporation to effectuate a 100:1 reverse stock split of the outstanding shares of Class A Common Stock and Class B Common Stock (the “Reverse Split”).

26

CareCloud Corporation

Notes to Financial Statements

14. Common Stock Warrants

On May 25, 2017, in connection with a Joint Software Development agreement to jointly create a customized version of the Company’s software for use by the partner, the Company issued the partner warrants, giving the partner the right to purchase up to 300,000 shares of the Company’s Common Stock at $0.08 per share. The warrants vested and are exercisable per the following schedule:

a)	50,000 shares on June 30, 2017
b)	50,000 shares on January 1, 2018
c)	50,000 shares upon acceptance of the upgraded software platform by the partner
d)	50,000 shares upon the partner’s first Go-Live on the upgraded platform
e)	50,000 shares on the six-month anniversary of the first Go-Live
f)	50,000 shares on the twelve-month anniversary of first Go-Live

Upon termination of any of Joint Software Development agreement for any reason, the vesting of unvested shares will immediately cease. As of December 31, 2019, based on the subsequent event discussed in Note 20, the Company deemed the value of the Common Stock warrants to be $0. The resulting gain of $10,590 was recorded in the Company’s statement of loss for the year ended December 31, 2019.

15. Revenue

Introduction

The Company accounts for revenue in accordance with ASC 606, Revenue from Contracts with Customers, which was adopted January 1, 2019 using the modified retrospective method. All revenue is recognized as our performance obligations are satisfied. A performance obligation is a promise in a contract to transfer a distinct good or service to a customer, and is the unit of account under ASC 606. Under the new standard, the Company recognizes revenue when the revenue cycle management services begin on the medical billing claims, which is generally upon receipt of the claim from the provider.

For revenue cycle management services, the Company estimates the value of the consideration it will earn over the remaining contractual period as our services are provided and recognizes the fees over the term; this estimation involves predicting the amounts our clients will ultimately collect associated with the services they provided. Certain significant estimates, such as payment-to-charge ratios, effective billing rates and the estimated contractual payment periods are required to measure revenue cycle management revenue under the new standard. The primary impact of adopting ASC 606 was to accelerate the timing of revenue on certain medical billing services provided to customers. Beginning January 1, 2019 revenue is recognized over time as performance obligations are satisfied over time on revenue cycle management contracts. For subscription services, revenue is recognized over time as the services are invoiced. Implementation and professional fees are recognized when the service has been performed and the performance obligation is complete. The timing of the revenue recognition of our other revenue streams were not materially impacted by the adoption of ASC 606.

Most of the Company’s current contracts with customers contain a single performance obligation. For contracts where the Company provides multiple services, each service represents its own performance obligation. Selling prices are based on the contractual price for the service.

The Company applies the portfolio approach as permitted by ASC 606 as a practical expedient to contracts with similar characteristics and we use estimates and assumptions when accounting for those portfolios. The contracts generally include standard commercial payment terms, and have no significant obligations for refunds, warranties or similar obligations and revenue does not include taxes collected from our customers.

Management has determined that the majority of fees associated with professional services do not have stand-alone value to the customer apart from the Company’s recurring services. Accordingly, the Company records these one-time fees as deferred revenue.

27

CareCloud Corporation

Notes to Financial Statements

Disaggregation of Revenue from Contracts with Customers

The Company derives revenue from three primary sources based on the services offered: Concierge, SaaS and Professional services.

The following table represents a disaggregation of revenue for the year ended December 31, 2019:

December 31, 2019
Concierge	$18,921,607
SaaS solutions	12,964,825
Professional services and other revenue	1,467,241
Total	$33,353,673

Concierge - Revenue cycle management services:

Revenue cycle management services are the recurring process of submitting and following up on claims with health insurance companies in order for the healthcare providers to receive payment for the services they rendered. The Company typically invoices customers on a monthly basis based on the actual collections received by its customers and the agreed-upon rate in the sales contract. The services include use of practice management software and related tools (on a software-as-a-service (“SaaS”) basis), electronic health records (on a SaaS basis), medical billing services and use of mobile health solutions. The Company considers the services to be one performance obligation since the promises are not distinct in the context of the contract. The performance obligation consists of a series of distinct services that are substantially the same and have the same periodic pattern of transfer to customers.

Payment terms are normally net 7 days. Although contracts typically have stated terms of one or more years, under ASC 606 the contracts are considered month-to-month and accordingly, there is no financing component.

Under the Company’s Concierge solution, the Company derives revenue primarily from recurring business service fees, which include amounts charged for ongoing collection services billed to the customer as a percentage of practice collections on a monthly basis. Recurring business service fees may also include amounts charged to the customer for patient statements and for other services for which reimbursement is based on a fixed fee per patient visit and recognized as revenue as the related services are performed. For the majority of revenue cycle management contracts, the total transaction price is variable because the obligation is to process an unknown quantity of claims, as and when requested by customers over the contract period. When a contract includes variable consideration, the Company evaluates the estimate of the variable consideration to determine whether the estimate needs to be constrained; therefore, variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal of the amount of cumulative revenue recognized will not occur when the uncertainty associated with variable consideration is subsequently resolved. Estimates to determine variable consideration such as payment to charge ratios, effective billing rates, and the estimated contractual payment periods are updated at each reporting date. Revenue is recognized over the performance period using the input method.

28

CareCloud Corporation

Notes to Financial Statements

Central:

Central is a Software-as-a-Service (SaaS) subscription service for healthcare practice management. The Company typically invoices customers on a monthly basis based on an agreed-upon rate in the sales contract. The Company considers the services to be one performance obligation since the promises are not distinct in the context of the contract. The performance obligation consists of a series of distinct services that are substantially the same and have the same periodic pattern of transfer to customers.

Payment terms are normally net 7 days. Although the contracts typically have stated terms of one or more years, under ASC 606 contracts are considered month-to-month and accordingly, there is no financing component.

Under the Company’s Central solution, the Company derives revenue primarily from recurring business subscription fees. Recurring business subscription fees may also include amounts charged to the customer for patient statements and for other services for which reimbursement is based on a fixed fee per patient visit and recognized as revenue as the related services are performed.

Complete:

Complete is a Software-as-a-Service (SaaS) subscription service that combines healthcare practice management with electronic health records. The Company typically invoices customers on a monthly basis based on an agreed-upon rate in the sales contract. The Company considers the services to be one performance obligation since the promises are not distinct in the context of the contract. The performance obligation consists of a series of distinct services that are substantially the same and have the same periodic pattern of transfer to customers.

Payment terms are normally net 7 days. Although the contracts typically have stated terms of one or more years, under ASC 606 contracts are considered month-to-month and accordingly, there is no financing component.

Under the Company’s Complete solution, the Company derives revenue primarily from recurring business subscription fees. Recurring business subscription fees may also include amounts charged to the customer for patient statements and for other services for which reimbursement is based on a fixed fee per patient visit and recognized as revenue as the related services are performed.

Breeze:

Breeze is a Software-as-a-Service (SaaS) subscription service providing patient a registration and intake solution. The Company typically invoices customers on a monthly basis based on an agreed-upon rate in the sales contract. The Company considers the services to be one performance obligation since the promises are not distinct in the context of the contract. The performance obligation consists of a series of distinct services that are substantially the same and have the same periodic pattern of transfer to customers.

Payment terms are normally net 7 days. Although the contracts typically have stated terms of one or more years, under ASC 606 contracts are considered month-to-month and accordingly, there is no financing component.

29

CareCloud Corporation

Notes to Financial Statements

Under the Company’s Breeze solution, the Company derives revenue primarily from recurring business subscription fees. Recurring business subscription fees may also include amounts charged to the customer for patient statements and for other services for which reimbursement is based on a fixed fee per patient visit and recognized as revenue as the related services are performed.

Professional services:

These services include training, implementation, data conversion, data migration and ongoing support. The performance obligation consists of a series of distinct services that are substantially the same and have the same periodic pattern of transfer to customers.

For all of the above revenue streams, revenue is recognized over time, which is typically one month or less, which closely matches the point in time that the customer simultaneously receives and consumes the benefits provided by the Company. Each service is substantially the same and has the same periodic pattern of transfer to the customer. Each of the services provided above is considered a separate performance obligation.

Information about contract balances:

As of December 31, 2019, the estimated revenue expected to be recognized in the future related to the remaining revenue cycle management performance obligations outstanding was approximately $1.0 million. The Company expects to recognize substantially all of the revenue for the remaining performance obligations over the next three months.

Amounts that the Company is entitled to collect under the applicable contract are recorded as accounts receivable. Invoicing is performed at the end of each month when the services have been provided. The contract asset includes the right to payment for services already transferred to a customer when the right to payment is conditional on something other than the passage of time. For example, contracts for revenue cycle management services where the Company recognizes revenue over time but does not have a contractual right to payment until the customer receives payment of their claim from the insurance provider.

Changes in the contract asset are recorded as adjustments to net revenue. The changes primarily result from providing services to revenue cycle management customers that result in additional consideration and are offset by the right to payment for services becoming unconditional and changes in the revenue accrued for the group purchasing services. The opening and closing balances of the Company’s accounts receivable, contract asset and deferred revenue are as follows:

	Accounts receivable, net	Contract Asset	Deferred Revenue (current)	Deferred Revenue (long term)
Balance as of January 1, 2019	$2,389,050	$1,011,000	$304,708	$-
Increase (decrease), net	539,308	1,550	(35,458)	-
Balance as of December 31, 2019	$2,928,358	$1,012,550	$269,250	$-

Deferred commissions:

Our sales incentive plans include commissions payable to employees and third parties at the time of initial contract execution that are capitalized as incremental costs to obtain a contract. The capitalized commissions are amortized over the period the related services are transferred. As the Company does not offer commissions on contract renewals, the Company determined the amortization period to be the estimated client life, which is four years. Deferred commissions were approximately $713,000 at December 31, 2019, and are included in the Other Assets lines in the balance sheet.

30

CareCloud Corporation

Notes to Financial Statements

16. Share-Based Compensation Plan

In September 2011, the Company adopted the CareCloud Corporation 2011 Stock Plan (the “Plan”), with an initial reserve of 2,450,000 shares. The Plan provides for the award of incentive stock options to employees at an exercise price not less than 100% of the fair value at the grant date as determined by the Board of Directors. The Plan also provides for the issuance of nonqualified stock options and restricted stock to employees, outside directors and consultants. Options granted generally have a maximum term of ten years from grant date, are exercisable upon vesting and generally vest over a four-year requisite service period. Restricted stock awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Effective September 16, 2011 the Company terminated the Omnibus Equity Compensation Plan (the “Omnibus Plan”). Options outstanding pursuant to the Omnibus Plan continue to be governed by the terms of the Omnibus Plan; however, no additional awards were made under the Omnibus Plan. The number of shares authorized under the Plan were 11,492,933 as of December 31, 2018 and December 31, 2019.

During 2018, the Company approved a voluntary stock option exchange program. This exchange program provided an opportunity for employees to exchange options with exercise prices greater than $0.08 per share for new options with an exercise price of $0.06, the estimated fair market value of the common stock at October 31, 2017. Under the plan, their old options were cancelled, and new options were granted with exercise price of $0.06. The incremental cost of approximately $24,000 was recorded in the accompanying statements of loss during the year ended December 31, 2018.

A summary of the Company’s stock option and restricted stock activity under the Plan is as follows:

	Options and Restricted Stock Outstanding
	Number of Shares	Weighted Average Exercise Price Per Share	Weighted Average Fair Value
Balance at January 1, 2018	8,270,277	$0.2775	$0.1090
Granted	2,603,799	0.0600	0.0280
Forfeited	(784,200)	0.1018	0.0445
Cancelled	(279,723)	0.2702	0.1083
Exercised	(86,057)	0.2071	0.0827

Balance at December 31, 2018	9,724,096	$0.0770	$0.0871

Granted	68,000	0.0600
Forfeited	(568,310)	0.0727
Cancelled	(26,521)	0.2744
Exercised	(139,049)	0.0717

Balance at April 16, 2019	9,058,216	$0.0774

Balance at April 17, 2019 (After Reverse Split)	90,361	$7.738

Granted	8,758,807	$0.0800
Forfeited	(8,277)	7.2397
Cancelled	(15,933)	12.7545
Exercised	(4,437)	6.1128

Balance at December 31, 2019	8,820,521	$0.1374
Exercisable at December 31, 2019	38,420	$5.6836

31

CareCloud Corporation

Notes to Financial Statements

A summary of the Company’s stock option activity under the Omnibus Plan is as follows:

	Options and Restricted Stock Outstanding
	Number of Shares	Weighted Average Exercise Price Per Share	Weighted Average Grant Date Fair Value
Balance at December 31, 2017	255,188	$1.0504	$0.5007
Cancelled	(34,000)	0.8780	0.4061

Balance at December 31, 2018	221,188	0.6353	$0.5153

Cancelled	(118,214)	0.8780	$0.5153

Balance at April 16, 2019	102,974	$1.2957

Balance at April 17, 2019 (After Reverse Split)	1,029	$129.57

Cancelled	(50)	74.00

Balance at December 31, 2019	979	$132.40
Exercisable at December 31, 2019	979	$132.40

The following table summarizes information concerning outstanding and vested options at December 31, 2019 under the Omnibus Plan and the Plan:

Exercise Price	Number of Outstanding Options	Weighted Average Remaining Contractual Life (years)	Number of Options Vested
$0.0800	8,751,081	9.31	-
6.0000	57,657	8.71	29,548
8.0000	9,153	7.30	6,383
16.0000	915	6.53	799
36.0000	1,125	5.74	1,104
62.0000	325	3.89	325
65.0000	265	5.14	265
132.4000	979	1.32	979

	8,821,500		39,403

32

CareCloud Corporation

Notes to Financial Statements

As of December 31, 2018, there was a total of $105,861 of unrecognized compensation cost related to unvested stock options that is expected to be recognized over four years. As of December 31, 2019, there was no unrecognized compensation cost related to unvested stock options as they were deemed to be worthless.

The following table summarizes information concerning outstanding and vested options at December 31, 2018 under the Omnibus Plan and the Plan:

Exercise Price	Number of Outstanding Options	Weighted Average Remaining Contractual Life (years)	Number of Options Vested
$0.0600	7,655,279	9.45	5,476,156
0.0800	2,016,624	8.03	1,171,330
0.1600	191,832	7.06	123,739
0.3600	219,000	6.42	187,587
0.3700	5,000	4.31	5,000
0.6200	42,500	4.71	42,500
0.6500	34,000	6.14	32,026
0.7407	5,000	1.74	5,000
1.3240	97,974	2.32	97,974

	10,267,209		7,141,312

At December 31, 2019, the aggregate intrinsic value of currently exercisable and vested options was not significant. The weighted average remaining contractual term of those options was 9.30 years. The aggregate intrinsic value was calculated as the difference between the exercise prices of the underlying stock option awards and the fair value of common stock at December 31, 2019. The Common Stock had no value as of December 31, 2019.

The estimated grant date fair value of employee stock options was calculated using the Black-Scholes Merton option-pricing model with the following weighted average assumptions:

For the year ended December 31,	2019	2018
Expected term of options	6.00-6.69 years	5.73-6.08 years
Risk free interest rate	1.55%-2.56%	2.64%-2.98%
Dividends	0%	0%
Expected stock price volatility	40.80%-42.24%	40.47%-42.56%

The Company estimated the expected term using the simplified method as provided in SEC Staff Accounting Bulletin (SAB), Topic 14D, which is available for awards that qualify as “plain vanilla” awards and is allowed for nonpublic companies. The Company has never declared or paid cash dividends and does not intend to pay cash dividends in the foreseeable future; thus, the Company used an expected dividend yield of zero percent. The risk-free rate was based on U.S. Treasury rates in effect at the date of grant. The expected volatility was based on an average of the historical volatility of a representative peer group of public companies.

ASC 718 also requires the Company to estimate forfeitures at the time of grant, and revise those estimates in subsequent periods if actual forfeitures differ from those estimates. The Company used historical data to estimate pre-vesting option forfeitures and record stock compensation expense only for those awards that were expected to vest and believes it has been able to develop reasonable expectations about future forfeiture patterns. The projected forfeiture rate for the years ended December 31, 2018 and December 31, 2019 was 24.7% and 4.7%, respectively. All stock-based payment awards are amortized on a straight-line basis over the requisite service periods of the awards, which are generally the vesting periods. If the actual forfeiture rate is materially different from the estimate, the stock-based compensation expense could be significantly different from the amounts recorded in the current period.

33

CareCloud Corporation

Notes to Financial Statements

Given the absence of an active market for the Common Stock, the fair value of the Common Stock at the grant date was derived from independent valuations. The Company used the actual value of the Common Stock as of January 8, 2020, based on the acquisition of the Company discussed in Note 20.

There was no stock compensation in 2019. Total stock compensation expense for the year ended December 31, 2018 was allocated to the following expense categories:

Cost of revenue	$37,326
General and administrative	131,815
Research and development	45,659
Selling and marketing	19,972
Total	$234,772

Stock compensation totaling $11,006 was capitalized by the Company as a component of its capitalized software development costs for the year ended December 31, 2018.

Stock-based compensation expense related to stock options granted to non-employees is recognized as earned. At each reporting date, the Company revalues the stock-based compensation using the Black-Scholes pricing model. As a result, stock-based compensation expense will fluctuate as the estimated fair market value of the Company’s Common Stock fluctuates.

17. Leases

The Company leased office space in Miami, Florida. On June 27, 2019, the Company extended the lease until February 28, 2023. The lease requires the Company to pay operating costs, including property taxes, normal maintenance and insurance.

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use ("ROU") assets, current operating lease liability and noncurrent operating lease liability in the balance sheet as of December 31, 2019. The Company does not have any finance leases.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of the lease payments over the lease term.

34

CareCloud Corporation

Notes to Financial Statements

The Company uses its estimated incremental borrowing rates, which are derived from information available at the lease commencement date, in determining the present value of lease payments. For leases in existence at the adoption of ASC 842, the Company used the incremental borrowing rate as of January 1, 2019. The Company gave consideration to bank financing arrangements, geographical location and collateralization of assets when calculating our incremental borrowing rates.

The lease terms include options to extend the lease when it is reasonably certain that the Company will exercise that option. Leases with a term of less than 12 months are not recorded in the balance sheet. The lease agreements do not contain any residual value guarantees. For the Company’s real estate lease, it accounts for the lease and non-lease components as a single lease component. Some leases include escalation clauses and termination options that are factored in the determination of the lease payments when appropriate.

The Company leases an office facility and some equipment. Lease expense is included in cost of revenues and general and administrative expenses in the statements of loss based on the nature of the expense. As of December 31, 2019, the Company had 4 leases, with remaining terms ranging from more than 1 year to 3 years. The lease terms are determined taking into account lease renewal options, and the Company’s anticipated operating plans.

The components of lease expense were as follows:

For the year ended December 31, 2019
Operating lease cost	$1,064,274
Short-term lease cost	23,497
Variable lease cost	-
Total net lease cost	$1,087,771

Short-term lease cost represents leases that were not capitalized as the lease term as of January 1, 2019 was less than 12 months. Variable lease costs include utilities, real estate taxes and common area maintenance costs.

Supplemental balance sheet information related to leases was as follows:

For the year ended December 31, 2019
Operating leases:
Operating lease ROU assets	$2,930,353

Current operating lease liabilities	$749,378
Non-current operating lease liabilities	2,084,599
Total operating lease liabilities	$2,833,977

Operating leases:
ROU assets	$3,756,219
Asset lease expense	(825,866)
Net ROU assets at December 31, 2019	$2,930,353

Weighted average remaining lease term (in years):
Operating leases	3.13
Weighted average discount rate:
Operating leases	7.24%

35

CareCloud Corporation

Notes to Financial Statements

Maturities of lease liabilities are as follows:

December 31, 2019

2020	$898,351
2021	1,046,331
2022	1,055,963
2023	179,439
Total minimum lease payments	3,180,084
Less: interest	(346,107)
Total lease obligations	2,833,977
Less: current obligations	(749,378)
Long-term obligations	$2,084,599

Supplemental cash flow and other information related to leases was as follows:

For the year ended December 31, 2019

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$1,217,300

ROU assets obtained in exchange for lease liabilities:
Operating leases	$6,875

As of December 31, 2019, we have no additional operating lease commitments that have not yet commenced.

Disclosures related to periods prior to adoption of ASC 842:

Operating lease rent expense was approximately $612,024 for the year ended December 31, 2018. Month-to-month leases and cancellable leases were not included in the table below. Certain leases are maintained on a month to month basis, if applicable. As of December 31, 2018, future lease payment obligations under non-cancellable operating leases were as follows:

Years ending December 31,

2019	$736,410
2020	42,580
2021	10,500

Total minimum lease payments	$789,490

18. Commitments and Contingencies

As of December 31, 2019, the Company had various purchase commitments under service contracts that will be paid within the next three years. The Company expenses the costs of the services in the period in which they are incurred.

36

CareCloud Corporation

Notes to Financial Statements

We maintain operating leases for property and office equipment.

The following table presents certain payments due by the Company under our long-term contractual obligations with minimum firm commitments as of December 31, 2019:

	Year Ending December 31, ,
	2020	2021	2022	2023	Total
Leases	$898,351	$1,046,331	$1,055,963	$179,439	$3,180,084

The Company is a party to legal proceedings, investigations, and claims in the ordinary course of its business. The Company records accruals for outstanding legal matters when it believes it is probable that a loss will be incurred, and the amount can be reasonably estimated. The Company evaluates, along with legal counsel, developments in legal matters that could affect the amount of any accrual and developments that would make a loss contingency both probably and reasonably estimable. If a loss contingency is not both probable and estimable, the Company does not establish an accrued liability.

Certain elements of the Company’s software and related business are currently subject to a civil investigation initiated in 2018 by the U.S. Attorney’s Office’s for the Southern District of Florida (“USAO”) to determine compliance with certain federal regulatory requirements. To date, the Company has complied with all document and information requests related to this matter, and these productions are currently being reviewed by the USAO. The Company will continue to cooperate with the inquiry as it has historically done.

While any investigation involves an element of uncertainty, in the opinion of management, liabilities, if any, arising from currently pending investigation are not expected to have a material adverse effect on our financial condition, liquidity or results of operations; therefore, the Company did not establish an accrued liability.

19. Income Taxes

The Company’s income tax provision consisted of the following:

December 31,	2019	2018

Current:
Federal	$-	$-
State	15,528	13,573

Total current expense	15,528	13,573

Deferred:
Federal	(5,037,911)	(5,864,442)
State	(633,548)	(1,999,455)

Total deferred income tax benefit	(5,671,459)	(7,863,897)

Less valuation allowance	(5,671,459)	(7,863,897)

Total net income tax expense	$15,528	$13,573

37

CareCloud Corporation

Notes to Financial Statements

Deferred tax assets and liabilities consist of the following:

December 31,	2019	2018

Deferred income tax assets:
Net operating loss carryforwards	$42,183,362	$37,148,970
Research and development credit	2,494,529	1,947,317
Depreciation and amortization	491,134	501,169
Deferred revenue	71,523	814,918
Interest expense carryforward	2,254,242	1,300,692
Accrued expenses	12,717	68,258
Allowance for bad debts	265,918	283,150
Other expenses	13,406	50,900

Gross deferred tax assets	47,786,831	42,115,374

Valuation allowance for deferred tax assets	(47,786,831)	(42,115,374)

Net deferred tax asset	$-	$-

Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income.

Further, the Company has considered all available positive and negative evidence in determining the need for a valuation allowance. It has incurred cumulative losses for the past three years. Therefore, the Company has significant negative evidence. In order to overcome the significant negative evidence, the Company needs to provide objective, significant positive evidence.

Currently, there are no tax planning strategies that generate significant taxable income to utilize losses. There are no significant reversing temporary differences expected to produce taxable income. The Company projects book losses for the next two to three years. Based on the weight of all available evidence, the Company believes a full valuation allowance is appropriate for 2019 and 2018.

The Company has no Federal income tax expense or benefit for the years ended December 31, 2019 and 2018. The Company has State income tax expense of $15,528 and $13,573 for the years ended December 31, 2019 and 2018, respectively. A reconciliation of the federal statutory tax rate with the effective tax rate from operations is as follows:

December 31,	2019	2018

Tax at federal statutory rate	$(4,439,413)	$(5,511,560)
Current state taxes, net of federal benefit	12,267	10,723
Permanent differences	(55,019)	171,240
Other	(540,216)	(858,495)
Deferred state taxes, net of federal benefit	(633,548)	(1,579,569)
Change in valuation allowance	5,671,457	7,781,234

Income tax expense	$15,528	$13,573

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CareCloud Corporation

Notes to Financial Statements

As of December 31, 2019, the Company had federal net operating loss carryforwards of approximately $155 million, and state net operating loss carryforwards of approximately $152 million. The net operating loss carryforwards will begin to expire in 2030. Federal net operating losses generated after December 31, 2017 have an indefinite life and do not expire. In addition, as of December 31, 2018 as a result of tax reform legislation, the Company has a Sec. 163(j) interest expense carryforward of $4.8 million which has an indefinite life.

Also, as a result of the recent tax reform legislation, the Company was required in 2018 to revalue its deferred inventory at the enacted rate, reducing the pre-valuation allowance net deferred tax asset by approximately $15 million. The tax expense of this re-measurement of deferred tax assets is offset by an equal and offsetting decrease to the valuation allowance.

Utilization of the net operating loss carry forwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

The Company complies with provisions of the Financial Accounting Standards Board’s guidance on accounting for uncertainty in income taxes. The Company does not have any material unrecognized tax positions as of December 31, 2019 or 2018. No interest or penalties have been recorded as a result of tax uncertainties. In the event that the Company was to recognize interest and penalties related to uncertain tax positions, it would be recognized in the financial statements as income tax expense.

The Company files income tax returns in various states. The Company is subject to examination by federal tax authorities for the years ended after December 31, 2015, and state tax authorities for the years ended after December 31, 2014.

20.	Subsequent Event

Subsequent events have been evaluated through March 20, 2020, which is the date the financial statements were available to be issued.

On January 8, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MTBC, Inc., a Delaware corporation (“MTBC”), MTBC Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of MTBC, and Runway Growth Credit Fund Inc. (“Runway”), solely in its capacity as a seller representative, pursuant to which Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of the MTBC. The Merger became effective simultaneously with the execution of the Merger Agreement. The Company was the surviving corporation of the Merger and became a wholly owned subsidiary of MTBC.

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